Proxy Voting Results

A special meeting of the fund's shareholders was held on March 24, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	695,561,729.64	73.163
Against	154,513,995.39	16.252
Abstain	54,716,231.12	5.756
Broker Non-Votes	45,910,963.13	4.829
TOTAL	950,702,919.28	100.00
PROPOSAL 2
To elect the fourteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	900,623,028.19	94.732
Withheld	50,079,891.09	5.268
TOTAL	950,702,919.28	100.00
Ralph F. Cox
Affirmative	901,024,142.15	94.775
Withheld	49,678,777.13	5.225
TOTAL	950,702,919.28	100.00
Laura B. Cronin
Affirmative	900,890,331.02	94.760
Withheld	49,812,588.26	5.240
TOTAL	950,702,919.28	100.00
Robert M. Gates
Affirmative	901,526,771.30	94.827
Withheld	49,176,147.98	5.173
TOTAL	950,702,919.28	100.00
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	902,172,581.49	94.895
Withheld	48,530,337.79	5.105
TOTAL	950,702,919.28	100.00
Abigail P. Johnson
Affirmative	899,971,424.34	94.664
Withheld	50,731,494.94	5.336
TOTAL	950,702,919.28	100.00
Edward C. Johnson 3d
Affirmative	900,243,395.25	94.692
Withheld	50,459,524.03	5.308
TOTAL	950,702,919.28	100.00
Donald J. Kirk
Affirmative	901,513,178.96	94.826
Withheld	49,189,740.32	5.174
TOTAL	950,702,919.28	100.00
Marie L. Knowles
Affirmative	901,869,444.64	94.863
Withheld	48,833,474.64	5.137
TOTAL	950,702,919.28	100.00
Ned C. Lautenbach
Affirmative	900,619,240.10	94.732
Withheld	50,083,679.18	5.268
TOTAL	950,702,919.28	100.00
Marvin L. Mann
Affirmative	900,042,926.10	94.671
Withheld	50,659,993.18	5.329
TOTAL	950,702,919.28	100.00
William O. McCoy
Affirmative	901,898,283.07	94.866
Withheld	48,804,636.21	5.134
TOTAL	950,702,919.28	100.00
Robert L. Reynolds
Affirmative	901,857,869.42	94.862
Withheld	48,845,049.86	5.138
TOTAL	950,702,919.28	100.00
William S. Stavropoulos
Affirmative	901,004,663.64	94.772
Withheld	49,698,255.64	5.228
TOTAL	950,702,919.28	100.00
*Denotes trust-wide proposals and voting results.